UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2015

WOODLAND HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55401	80-0379897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 510

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2015, Woodland Holdings Corporation (“Woodland” or the “Company”) received notification in via US mail that the Delaware Secretary of State had filed the Company’s Certificate of Amendment of Certificate of Incorporation (the “Amendment”). While the Company had previously filed the Amendment on November 9, 2015, the Delaware Secretary of State rules indicate that the Amendment would not be effective until such time as the Amendment was returned as filed.

The effect of the Amendment is that the total number of shares that the Company is authorized to issue has been increased to 100,000,000. As of the date of this filing, the Company had 100 shares issued and outstanding, all of which were owned by the Company’s parent company, CornerWorld Corporation. CornerWorld Corporation has indicated that it intends to spin-off the Company to its shareholders, on a pro-rata basis, on or about December 31, 2015.

The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment of Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Woodland Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodland Holdings Corporation

Dated: December 1, 2015	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer